UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

001-11693

Commission File Number)

6601 Bermuda Road, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On October 8, 2020, Scientific Games Corporation (the “Company”) entered into Amendment No. 7 to that certain Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, Amendment No. 4, dated as of February 14, 2018, Amendment No. 5, dated as of November 20, 2019, and Amendment No. 6, dated as of May 8, 2020, the “Credit Agreement”), by and among the Company, Scientific Games International, Inc., a wholly owned subsidiary of the Company (“SGI”) the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender (such amendment, “Amendment No. 7”).

The requisite lenders under the Company’s revolving credit facility have previously amended, among other things, the consolidated net first lien leverage ratio covenant in the Credit Agreement to (a) implement a financial covenant relief period through the end of the first quarter ending March 31, 2021 (the “Covenant Relief Period”), as a result of which SGI is not required to maintain compliance with the otherwise applicable consolidated net first lien leverage ratio covenant during the Covenant Relief Period, (b) reset the consolidated net first lien leverage ratio covenant following the Covenant Relief Period, (c) impose a minimum liquidity requirement (excluding SciPlay Corporation, a subsidiary and business segment of the Company (“SciPlay”)) of at least $275 million during the Covenant Relief Period, (d) further restrict the Company’s ability to incur indebtedness and liens, make restricted payments and investments and prepay junior indebtedness during the Covenant Relief Period, subject to certain exceptions and further subject, in some instances, to maintaining minimum liquidity (excluding SciPlay) of at least $400 million and (e) establish a LIBOR floor of 0.500% on borrowings under the revolving credit facility during the Covenant Relief Period.

Amendment No. 7 further extends the Covenant Relief Period for an additional three quarters. The revised consolidated net first lien leverage ratio will be 6.00x Consolidated EBITDA beginning with the fiscal quarter ending March 31, 2022, stepping down as follows: (1) 5.75x beginning with the third quarter of 2022, (2) 5.25x beginning with the first quarter of 2023, (3) 4.75x beginning with the third quarter of 2023 and (4) 4.50x beginning with the first quarter of 2024 and thereafter. The revised consolidated net first lien leverage ratio is based on Consolidated EBITDA (as defined in Amendment No. 7) as follows: (1) for the testing period ending March 31, 2022, Consolidated EBITDA for the fiscal quarter ending March 31, 2022 multiplied by 4, (2) for the testing period ending June 30, 2022, Consolidated EBITDA for the fiscal quarters ending March 31, 2022 and June 30, 2022 multiplied by 2, (3) for the testing period ending September 30, 2022, Consolidated EBITDA for the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022 multiplied by 4/3 and (4) for all subsequent testing periods, Consolidated EBITDA for the previous twelve months including the quarter for the which the test is performed.

The foregoing description of the Credit Agreement, as amended by Amendment No. 7, does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 7, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amendment No. 7, dated as of October 8, 2020, among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, as a guarantor, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, Amendment No. 4, dated as of February 14, 2018, Amendment No. 5, dated as of November 20, 2019, and Amendment No. 6, dated as of May 8, 2020).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: October 8, 2020	By:	/s/ Michael C. Eklund
		Name:	Michael C. Eklund
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary